Exhibit 10.1

STATE OF ILLINOIS
IN THE CIRCUIT COURT OF THE SIXTH JUDICIAL CIRCUIT
CHAMPAIGN COUNTY

THE PEOPLE OF THE STATE OF ILLINOIS,	)
)
Plaintiff,	)	Case No. 2009-CH-187
)
vs.	)
)
YTB INTERNATIONAL, INC., (a Delaware	)
corporation not authorized to do business as a	)
foreign corporation in the State of Illinois); and	)
)
YOURTRAVELBIZ.COM, INC., (an Illinois	)
Corporation); and	)
)
YOURTRAVELBIZ.COM, INC., (a Delaware	)
Corporation); and	)
)
YTB TRAVEL NETWORK OF ILLINOIS, INC.,	)
(an Illinois corporation f/k/a YTB Travel & Cruises ))
and d/b/a as YTB Travel and Cruises); and	)
)
J. LLOYD TOMER, individually and as Chairman	)
of the Board of Directors of YTB International,	)
Inc.; and	)
)
J. SCOTT TOMER, individually and as Director	)
and Chief Executive Officer of YTB International,	)
Inc. and as President of YourTravelBiz.com, Inc.	)
(an Illinois corporation); and	)
)
J. KIM SORENSEN, individually and as Vice	)
Chairman, President, and Director of YTB	)
International, Inc., (a Delaware corporation),	)
Former President of YourTravelBiz.com, Inc. and	)
as Chief Executive Officer of YTB Travel Network	)
of Illinois,	)
)
Defendants.	)

FINAL JUDGMENT AND CONSENT DECREE

Plaintiff, the PEOPLE OF THE STATE OF ILLINOIS, have filed a complaint for a permanent injunction and other relief in this matter pursuant to the Illinois Consumer Fraud and Deceptive Business Practices Act, 815 ILCS 505/1 et seq., charging Defendants with violations of the aforementioned Act Plaintiff, by its counsel, and Defendants, by their counsel, have agreed to the entry of this Final Judgment and Consent Decree by the Court without trial or adjudication of any issue of fact or law.

STIPULATED CONSENT

Without admitting or denying the allegations of the complaint (except as to personal and subject matter jurisdiction, which Defendants admit), Defendants hereby consent to the entry of the Final Judgment.

ORDER

NOW THEREFORE, with the consent of the parties and for the purpose of effecting this Final Judgment and Consent Decree, IT IS HEREBY ORDERED AS FOLLOWS:

1.           Since the plaintiff filed the Complaint for Injunctive and Other Relief in this matter on May 14, 2009, the defendants have changed their business model numerous times.  The entry of this Final Judgment and Consent Decree does not constitute an approval of the defendants’ business practices since May 14, 2009, nor does it constitute a release from any claims the plaintiff could have asserted as to such business practices.

2.           The provisions of this Final Judgment and Consent Decree and all references to Defendants in this Final Judgment and Consent Decree shall apply to Defendants, their parent companies, subsidiaries, affiliated organizations, officers, directors, partners, independent contractors, employees, agents, representatives, heirs, assigns, successors in interest (including through stock, sale, merger, or the sale of all or substantially all of the assets of any Defendants), all those acting in concert or in participation with Defendants, and all persons, corporations and other entities who have actual or constructive notice of its provisions and act in concert or participation with any of the Defendants including, but not limited to ZamZuu, Inc., a Delaware corporation, and R.M. Van Patten.

3.           Definitions:

(a)         Website Owner:  A person who purchased a website from Defendants through which he or she may refer for sale, offer for sale, or sell travel or other goods and services “Website Owner” includes, but is not limited to, any person who is or becomes a Referring Travel Agent, Affiliate, or Travel Agent.

(b)         Website Seller:  A person who sells the Website Owner opportunity, recruits others to purchase the Website Owner opportunity, or recruits others to sell the Website Owner opportunity.  Website Seller includes, but is not limited to, any person who is or becomes an Independent Marketing Representative (often referred to by Defendants as a Rep).

(c)         Website Distributor: A person who gives Websites to others at no cost to the Website Owner, also known as a Broker.

Business Opportunity Law

4.           Defendants shall comply with all provisions of the Business Opportunity Sales Law of 1995 (815 ILCS 602/5-1 et seq.), a copy of which is attached hereto as Exhibit A, including registering with the Illinois Secretary of State, if applicable.

Requirements Related to Website Owners and Sellers

5.           Defendants have represented that they no longer sell Websites.  Should they begin again selling Websites, Defendants shall not offer for sale the opportunity to become a Website Owner unless Defendants comply with all of the following requirements:

(a)  Defendants shall not require a Website Owner to be or become a Website Distributor;

(b) No Website Owner shall promote, market, offer, sell or make any representations regarding the Website Owner opportunity unless the Website Owner is also a Website Distributor;

(c)  The Website Owner opportunity shall be separate and apart from the Website Distributor opportunity and Defendants’ marketing, promotion, and information regarding the opportunities shall be strictly separate.  This requirement includes, but is not limited to: (i) information about the two opportunities shall not be provided in the same presentation and (ii) information about the two opportunities shall not be combined in any brochure, flyer, advertisement, email, internet advertisement, or any other writing promoting either opportunity;

(d)  There shall be no minimum length of time that an individual must be a Website Owner.  Defendants shall honor promptly all Website Owner cancellation requests.  Subject to, and including the conditions in Paragraphs 12-14 of this Final Judgment and Consent Decree, Defendants shall make cancellations easily available by internet, fax, text, postal mail, email, and telephone;

(e)  Defendants shall honor promptly all refund requests pursuant to Paragraph 15-17.  Defendants shall accept refund requests submitted via internet, fax, text, postal mail, email, and telephone; and

(f)  Defendants shall not create, maintain, or offer any incentive, monetary or otherwise, for a Website Owner to become a Website Distributor.  Defendants shall not waive or reimburse any fees charged to a Website Owner based on performance or sales as a Website Distributor.

Marketing and Representations

6.           (a)  Defendants shall not make any representations regarding Website Owner income, compensation, or lifestyle, including but not limited to, potential income, potential compensation, potential lifestyle, and pictures or representations of homes, vehicles, or leisure activities explicitly or implicitly enjoyed by a Website Owner, unless at the same time the written income disclosure statement specified in paragraph 6(c) in this Final Judgment and Consent Decree is also disclosed clearly and conspicuously;

(b) Defendants shall not make any representations regarding Website Distributor income, compensation, or lifestyle, including but not limited to, potential income, potential compensation, potential lifestyle, and pictures or representations of homes, vehicles, or leisure activities explicitly or impliedly enjoyed by a Website Distributor, unless at the same time the written income disclosure statement specified in paragraph 6(d) in this Final Judgment and Consent Decree is also disclosed clearly and conspicuously;

                (c) If Defendants make representations regarding income, compensation, or lifestyle, including but not limited to, potential income, potential compensation, potential lifestyle, and pictures or representations of homes, vehicles, or leisure activities explicitly or impliedly enjoyed by a Website Owner, in no less than twelve (12) point easily readable font and format, Defendants shall provide the following written income disclosure information clearly and conspicuously on the home page of Defendants’ demonstration website, on the home page of any website through which a person may enroll as a Website Owner, and on any written materials to attendees at any presentation or meeting at which the Website Owner opportunity is discussed:

(i)           The number and percentage of active Website Owners, in the prior quarter and the prior calendar year, who have not received any compensation based on being a Website Owner;

(ii)           The average amount of compensation received by active Website Owners in the prior quarter and prior calendar year, based on being a Website Owner;

(d) If Defendants make representations regarding income, compensation, or lifestyle, including but not limited to, potential income, potential compensation, potential lifestyle, and pictures or representations of homes, vehicles, or leisure activities explicitly or impliedly enjoyed by a Website Distributor, in no less than twelve (12) point easily readable font and format, Defendants shall provide the following written income disclosure information clearly and conspicuously on the home page of any website through which a person may enroll as a Website Distributor and on any written materials to attendees at any presentation or meeting at which the Website Distributor opportunity is discussed:

(i)           The number and percentage of current Website Distributors, in the prior quarter and in the prior calendar year, who have not received any compensation based on being a Website Distributor;

(ii)           The average amount of compensation received by current Website Distributors in the prior quarter and the prior calendar year, based on being a Website Distributor; and

(iii)           Typical costs incurred (including, but not limited to, activation fees, payments for sales presentations, sales materials, and events Defendants encourage Website Distributors to attend) by Website Distributors in the first twelve (12) months, and annually, of being a Website Distributor.

(e) In subparagraphs 6(c) and 6(d), the prior quarter shall mean the most recent calendar quarter that ended at least sixty (60) days prior to the date of the income disclosure statement being provided, and the prior calendar year shall mean the most recent calendar year that ended at least thirty (30) days prior to the date of the income disclosure statement being provided;

(f) The Website Owner income disclosure statement specified in paragraph 6(c) of this Final Judgment and Consent Decree shall be separate from the Website Distributor income disclosure statement specified in paragraph 6(d) of this Final Judgment, and Consent Decree, and the two shall not be combined.

(g) Defendants shall disclose clearly and conspicuously in writing to a prospective Website Distributor before becoming obligated to purchase a license, the following information, which also shall be posted clearly and conspicuously on the home page of all websites through which a consumer may purchase a license:

(i)      No one can guarantee your success as a Website Distributor;

(ii)     Not all Website Distributors have earned commissions;

(iii)    A Website Owner is not required to become a Website Distributor;

(iv)    An accurate description of how a Website Distributor’s commissions are calculated, with concrete and representative examples using actual dollar figures;

(v)     An accurate description of the time period, associated costs, and any other eligibility requirements associated with becoming a Website Distributor;

(vi)   A statement that new Website Distributors may not achieve the same result as those who came into the business earlier; and

(vii)  The income disclosure information described in paragraph 6(d) above.

(h) Defendants shall not advertise or promote the availability of travel discounts as part of the Website Distributor or Website Owner opportunity;

(i) Defendants shall not make any representations regarding examples of travel discounts unless they also disclose all limitations on such travel and they maintain documents to support any factual claims concerning such travel discounts;

(j) Defendants shall not state or imply that a Website Owner or Website Distributor may take tax deductions based on being a Website Owner or Website Distributor or based on monies spent on personal travel.  Instead, Defendants may only state:

(i)  As to Website Owners, that “Website Owners should consult a tax advisor to determine what, if any, tax deductions may apply to home based businesses” or words to that effect.  Defendants may not recommend, refer to, or provide the name or contact information for any particular tax adviser to current or potential Website Owners;

(ii) As to Website Distributors, that “Website Distributors should consult a tax advisor to determine what, if any, tax deductions may apply to home based businesses” or words to that effect.  Defendants may not recommend, refer to, or provide the name or contact information for any particular tax adviser to current or potential Website Distributors.

(k) Defendants shall not state or imply that rates or costs available through Defendants are the same as, or comparable to, other major travel booking websites, such as Expedia or Orbitz, unless such is the case, and Defendants possess substantiation for such representations at the time they are made.

7.           Defendants shall not express or imply any criticism or disparagement or make any false or misleading statements regarding either any disclosures provided pursuant to any provision of this Final Judgment and Consent Decree or their obligation to provide any such disclosure.

8.           Defendants shall disclose clearly and conspicuously all terms and conditions associated with all products and services offered for sale on all of its websites, including, but not limited to, the cost of the products and services, all limitations on the stated cost, and all contract terms, including the terms and conditions of all continuity plans and automatic renewal provisions, and how to cancel continuity plans or other contracts.
Referral Fees to Website Owners.

9.           Defendants shall not issue any Direct Sale Commissions to pure Website Owners.  Defendants shall not include monthly membership dues or sign up fees in calculating a Website Distributor’s Total Personal Sales.

Cancellation Period

10.           A Website Owner shall have a minimum of thirty (30) days from the date the Website Owner joins or renews his or her membership to cancel his or her membership.  The cancellation period shall begin to run on the joining or renewal date of the Website Owner’s membership.  If a Website Owner signs a written contract for membership or renewal, the joining or renewal date is the date of execution of the written contract.  If a Website Owner joins or renews electronically, the joining or renewal date is the date on which the Website Owner clicks on the acceptance of terms and conditions box on the membership page.

11.             YTB welcome materials must be mailed by YTB to new Website Owners within forty-eight (48) hours of the joining or renewal date of Website Owner membership with Defendants.  Any changes to the terms and conditions to any contract a Website Owner must enter into to renew must be specifically disclosed prior to such renewal.

12.           YTB’s requirement that cancellation requests must be submitted in writing shall include written requests submitted via postal mail, facsimile, electronic text, email or other electronic means.
Refund Requests

13.           YTB’s requirement that refund requests must be submitted in writing shall include written requests submitted via postal mail, facsimile, electronic text, email or other electronic means.

14.           The fact that the Website Owner’s monthly payment was rejected by the Website Owner’s bank shall not be a reason for denying a refund of the joining fee, any monthly fees, and any other fees which were paid by the Website Owner.

15.           YTB may not refuse to issue a refund to Website Owners if the request for the refund is based on a misrepresentation by the person who sold the business opportunity or website to the consumer who becomes a Website Owner.
Monitoring

16.           Paragraphs 17-19 shall remain in effect for the first twenty-four (24) months following entry of this Final Judgment and Consent Decree.

17.           Defendants shall provide to Plaintiff on a quarterly basis, within thirty (30) days following the end of each calendar quarter, copies of the following documents in the form requested by Plaintiff with the first set of documents to be provided on or before thirty (30) days from entry of this Final Judgment and Consent Decree:

(a)  All of their marketing, promotional and informational materials disseminated to consumers, potential customers, Reps, Website Owners and Website Distributors;

(b)  Samples of all agreements between Defendants and Reps, Website Owners and Website Distributors; and

(c)  Samples of all agreements between Defendants and Reps, Website Owners and Website Distributors.

18.           Effective upon entry of this Final Judgment and Consent Decree, Defendants shall provide Plaintiff, at no cost, access, including any necessary passwords or codes, to Defendants’ sales, marketing, marketing support, and other types of telephone conferences, internet conferences, websites, blogs, and any other such conferences, meetings, publications, documents, or internet postings that it offers to Website Owners or to Website Distributors.  Plaintiff’s representatives shall be permitted full access to all such marketing and promotional information, programs, and events without notice to Defendants and without identifying themselves to Defendants.  Defendants shall not disclose or permit to be disclosed, Plaintiff’s access and if Defendants are aware of Plaintiff’s access or participation, Defendants shall not disclose or permit to be disclosed, Plaintiff’s access or participation.

19.           Defendants shall provide to Plaintiff, within thirty (30) days of receipt of a written request from Plaintiff, all information requested for the purpose of enabling Plaintiff to determine compliance with the provisions of this Final Judgment and Consent Decree.

RESTITUTION

20.           The Court enters a judgment in favor of the Plaintiff and against the Defendants and each of them for civil restitution in the total amount of One Hundred Fifty Thousand Dollars ($150,000.00).   Payment shall be in the form of a cashier’s or certified check made payable to the “Attorney General’s Consumer Trust Account.” Payment shall be mailed to the attention of the Attorney General of Illinois, Consumer Fraud Bureau, 500 South Second Street, Springfield, Illinois, 62706.

21.           Consumers who already have filed a complaint and those who deliver or mail a complaint and meet criteria alleging practices of the type alleged in Plaintiffs complaint within thirty (30) days of the date this Final Judgment and Consent Decree is entered shall be eligible for full or partial refunds of all amounts the consumers paid to Defendants.  For purposes of restitution, the Illinois Attorney General will determine eligibility for full or partial refunds and will disburse full or partial refunds to all eligible consumers from the proceeds of restitution payments made pursuant to this Final Judgment and Consent Decree.  In the event that the amount of restitution ordered herein is not sufficient to pay total refunds to all eligible consumers, the refunds shall be distributed on a pro rata basis as calculated by Plaintiff.

22.           Any monies remaining after the distribution of restitution shall be deposited into the “Illinois Attorney General Court Ordered and Voluntary Compliance Payment Projects Fund” for Consumer Enforcement and Education and may be used by the Illinois Attorney General for any purpose authorized by section 7(e) of the Consumer Fraud Deceptive Business Practices Act, 815 ILCS 505/7(e).

ADDITIONAL PROVISIONS

23.           Defendants shall cooperate fully and shall require that their parent companies, subsidiaries, affiliated organizations, officers, directors, partners, independent contractors, employees, agents, representatives, heirs, assignees, and successors in interest (including through stock sale, merger, or sale of all or substantial all assets of any Defendant) cooperate fully with the Illinois Attorney General in any investigation concerning compliance with this Final Judgment and Consent Decree.

24.           Nothing in this Final Judgment and Consent Decree shall be construed as relieving Defendants of their obligations to comply, or as prohibiting Defendants from complying, with all applicable local, state and federal laws, regulations, or rules.  Nor shall any of the provisions of this Final Judgment and Consent Decree be deemed to be permission to engage in any acts or practices prohibited by any applicable law, regulation, or rule.

25.           Nothing in this Final Judgment and Consent Decree shall be construed as an admission by Defendants.

26.           Any notices or communications required to be transmitted between Defendants and Plaintiff pursuant to this Final Judgment and Consent Decree shall be provided in writing by first class mail, overnight delivery, personal delivery, or facsimile transmission to the parties or their successors as follows:

Shannon M. DeLaMar	Elizabeth Blackston
Assistant Attorney General	or Springfield Consumer Fraud Bureau Chief
1776 East Washington	500 South Second Street
Urbana, IL 61802	Springfield, IL 62706
Telephone: (217) 278-3366	Telephone: (217) 782-1090
Facsimile: (217) 278-3370	Facsimile: (217) 782-1097

To Defendant:
James Martin
Armstrong Teasdale LLP
One Metropolitan Square, Suite 2600
St. Louis, MO 63102-2740

27.           Any notice provided pursuant to the requirements of this Final Judgment and Consent Decree shall be deemed given five (5) business days after mailing by first class mail or one (1) business day after facsimile transmission, overnight delivery, or personal delivery.

RETENTION OF JURISDICTION

28.           Jurisdiction is retained by this Court for purposes of enforcing this Final Judgment and Consent Decree.

EFFECTIVE DATE:

29.  This consent Decree shall take effect immediately upon its execution by the parties and its entry by the Court.

PLAINTIFF:	DEFENDANTS:

PEOPLE OF THE STATE OF ILLINOIS, by LISA MADIGAN, ATTORNEY GENERAL OF ILLINOIS	YTB International, Inc.

Dated: _________	By:______________

By: _______________	YourTravelBiz.com, Inc., an Illinois corp.
Elizabeth Blackston
Consumer Fraud Springfield Bureau Chief	By: _______________

Dated____________, 2011	Dated: ______________

By: ______________	YourTravelBiz.com, Inc. a Delaware corp.
Shannon M. DeLaMar
Assistant Attorney General	By: ___________________

DEFENDANTS:

YTB Travel Network of Illinois, Inc.

By: _________________________	Dated: __________________

J.Loyd Tomer,
______________________	Dated: __________________

J. Scott Tomer,
______________________	Dated: __________________

J. Kim Sorensen
______________________	Dated: __________________

Dated: _____________________ Circuit Court Judge